                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Infonet Services Corporation on Form S-1 of our report dated June 14, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 14, 1999, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Los Angeles, California
October 12, 1999